EXHIBIT 99.3

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of October 3, 2000 by and between Thoratec Laboratories Corporation, a California corporation ("Thoratec"), and Thermo Electron Corporation, a Delaware corporation ("TEC").

     A. Thoratec, Lightning Acquisition Corp., a Massachusetts corporation and wholly-owned subsidiary of Thoratec ("Merger Sub"), TEC and Thermo Cardiosystems Inc., a Massachusetts corporation ("TCA"), entered into an Agreement and Plan of Merger (the "Merger Agreement") under which those parties agreed, upon the terms and subject to the conditions set forth in the Merger Agreement, to merge Merger Sub into TCA (the "Merger").

     B. By virtue of the Merger, TEC will become the beneficial owner of Registrable Securities (defined below). Thoratec and TEC desire that Thoratec grant TEC certain registration rights regarding the Registrable Securities in order to facilitate TEC's ability to liquidate those securities. The purpose of this Agreement is to grant those rights.

     C. As an inducement and condition to entering into the Merger Agreement, Thoratec has agreed that TEC will be entitled to the registration rights as set forth in this Agreement.

ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:

          1. Definitions. For purposes of this Agreement, these terms have these meanings:

          "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to close.

          "Common Stock" means the common stock, no par value, of Thoratec.

          "Compulsory Participation Notice" has the meaning set forth in Section 4(b).

          "Compulsory Registration" has the meaning set forth in Section 4(a).

          "Compulsory Registration Statement" has the meaning set forth in
     Section 4(a).

          "Delay Notice" has the meaning set forth in Section 7(b).

          "Effective Date" means the date of the closing of the Merger.

          "Holder" means TEC and any permitted assignee of all or any of TEC's registration rights under this Agreement.

          "Material Development Condition" has the meaning set forth in Section 7(b).

          "Merger Agreement" has the meaning set forth in the recitals.

          "Other Holders" has the meaning set forth in Section 5.

          "Persons" means an individual or entity.

          "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented.

          "Registrable Securities" means the Common Stock issued to TEC in the Merger and any other securities later issued, as a result of or in connection with any stock, dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger, consolidation, exchange or distribution in respect of the Common Stock issued to TEC in the Merger, but only so long as such Common Stock or other securities are held by TEC or another Holder.

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          "Registration Expenses" has the meaning set forth in Section 8.

          "Registration Period" has the meaning set forth in Section 4(c).

          "Registration Statement" means any registration statement within the scope of Sections 3,4 or 5 of this Agreement that covers any of the Registrable Securities, including the Prospectus included therein, all amendments and supplements to that Registration Statement, including post-effective amendments, and all exhibits and all materials incorporated by reference in that Registration Statement.

          "Requesting Securityholder" has the meaning set forth in Section 5.

          "Restricted Securities" has the meaning set forth in Section 2.

          "Rule 144" means Rule 144 adopted under the Securities Act, as amended from time to time, or any successor rule that may be adopted by the SEC.

          "Rule 145" means Rule 145 adopted under the Securities Act, as amended from time to time, or any successor rule that may be adopted by the SEC.

          "Rule 415" means Rule 415 adopted under the Securities Act, as amended from time to time, or any successor rule that may be adopted by the SEC.

          "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended or any successor federal statute, and the rules and regulations thereunder, as the same are in effect from time to time.

          "Shareholder   Agreement"  means  the  Shareholder  Agreement  between
     Thoratec and TEC dated the same date as the Merger Agreement.

          "Shelf Registration Period" has the meaning set forth in Section 3(b).

          "Shelf Registration Statements" has the meaning set forth in Section 3(a).

          "Underwritten   Offering"   means  a  registered   offering  in  which
     securities of Thoratec are sold to an underwriter for reoffering to the public.

Except where expressly indicated otherwise, all references to sections in this Agreement are to sections of this Agreement.

     2. Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such securities continue to be Restricted Securities and only so long as such securities are held by a Holder. A Registrable Security that has ceased to be a Registrable Security cannot thereafter become a Registrable Security. A "Restricted Security" is a Registrable Security (i) which has not been sold pursuant to an effective Registration Statement in accordance with the intended plan and method of distribution therefor set forth in the final Prospectus forming part of such Registration Statement, and (ii) which cannot, at that time, be freely sold by its Holder publicly without any registration under the Securities Act and without any restrictions (including, without limitation, restrictions as to volume or manner of sale) under Rule 144 or Rule 145.

     3. Shelf Registrations.

     (a) General. Thoratec shall use its reasonable best efforts to cause to become effective under the Securities Act Registration Statements relating to the resale, from time to time, of the Registrable Securities in accordance with the plan and method of distribution set forth in the respective Prospectuses included in such Registration Statements (the "Shelf Registration Statements") as follows: (i) on or before four months after the Effective Date a Shelf Registration Statement relating to the resale of 25% of the Registrable Securities; (ii) on or before 12 months after the Effective Date a Shelf Registration Statement relating to an additional 25% of the Registrable Securities and (iii) on or before 18 months after the Effective Date a Shelf Registration Statement relating to all previously unregistered Registrable Securities. The plan and method of

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distribution   may  include  an  Underwritten   Offering  of  such   Registrable
Securities. Thoratec shall make the initial filing of each Shelf Registration at least 60 days prior to the date Thoratec is obligated to have such Shelf Registration effective. Thoratec shall promptly respond to any SEC comments to such Shelf Registration Statement. Thoratec shall file amendments to the Shelf Registration Statements to reflect transfers of Registrable Securities to any Holder.

     (b) Effective Period. Thoratec will use its reasonable best efforts to cause the Shelf Registration Statements to become effective on or before the dates set forth above and keep the Shelf Registration Statements continuously effective until the earlier of (i) the fifth anniversary of the Effective Date (subject to extension as provided in Section 7(b)) and (ii) the date on which all Registrable Securities covered by the Shelf Registration Statements have been sold thereunder in accordance with the plan and method of distribution intended by Holders and disclosed in the respective Prospectuses included in the Shelf Registration Statements (the "Shelf Registration Period").

     (c) Restriction on Transfer. Notwithstanding the effectiveness of the Shelf Registration Statements, TEC will only distribute Registrable Securities in compliance with Section 6(c) of the Shareholder Agreement.

     4. Compulsory Registration.

     (a) Compulsory. Subject to Section 7(b), Thoratec shall file a Registration Statement on Form S-3 (or any successor form) or any other appropriate form under the Securities Act for an Underwritten Offering (the "Compulsory Registration Statement") covering the Registrable Securities that Thoratec has been requested to register in accordance with Section 4(b) (a "Compulsory Registration"), provided that no one Compulsory Registration shall include Registrable Securities constituting more than 10 percent of the total number of outstanding securities of the class that includes the Registrable Securities and provided further that (i) no more than one Compulsory Registration Statement shall be filed during the period commencing four months after the Effective Date and ending on the first anniversary of the Effective Date; (ii) no more than one Compulsory Registration shall be filed during the period commencing on the first anniversary of the Effective Date and ending 18 months after the Effective Date;
(iii) no more than one Compulsory Registration shall be filed during the period commencing 18 months after the Effective Date and ending on the second anniversary of the Effective Date; and (iv) commencing 18 months after the Effective Date no more than one Compulsory Registration Statement filed on or after 18 months after the Effective Date shall be filed in any twelve month period. If, at the time of any such registration, there are two or more Holders and at least two of them wish to register a total of more than that number of Registrable Securities, they shall allocate the number of Registrable Securities registered for each of them based on the relative number of Registrable Securities that each desires to have registered.

     (b) Participation Notice. The Holders shall have the right, by giving written notice (the "Compulsory Participation Notice") to Thoratec not later than the fifth anniversary of the Effective Date, to elect to have included in the Compulsory Registration Statement such portion of their Registrable Securities as is indicated in their Compulsory Participation Notice. A Holder may, at any time up to five Business Days before the anticipated effective date of the Compulsory Registration Statement, request that its Registrable Securities not be included therein by providing a written notice to that effect to Thoratec. Any such request shall be binding and irrevocable.

     (c) Effectiveness of Compulsory Registration Statement. Subject to Section 6(b), Thoratec shall file a Registration Statement relating to any Compulsory Registration as soon as practicable but no later than 45 calendar days after receiving the Compulsory Notice and shall use its commercially reasonable efforts to: (i) cause the Compulsory Registration Statement to become effective as promptly as practicable and (ii) thereafter keep the Compulsory Registration Statement effective continuously for the period ending, subject to the second sentence of Section 6(b) and the second sentence of Section 7(b), on the earlier of (A) the expiration of six months after the date the Compulsory Registration Statement is declared effective by the SEC and (B) the date on which all Registrable Securities covered by such Compulsory Registration Statement have been sold and the distribution contemplated hereby has been completed (the "Registration Period").
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     (d)  Inclusion  of Other  Securities.  Thoratec  and any  other  holder  of
Thoratec's securities who has contractual registration rights may include its securities in the Compulsory Registration effected pursuant to this Section 4, subject to Section 4(g).

     (e) Withdrawal. Subject to Section 7(b), Thoratec will withdraw the Compulsory Registration Statement upon: (i) the receipt from the SEC of a written request for withdrawal or (ii) having obtained the written request of the Holders of a majority of the Registrable Securities covered by that Registration Statement.

     (f) Maximum Number of Compulsory Registrations. Thoratec shall not be obligated to file and seek effectiveness of more than six Compulsory Registration Statements. A Compulsory Registration Statement withdrawn at the request of Thoratec pursuant to Section 4(e) or Section 7(b)(ii), or withdrawn at the request of Holders if such Holders agree to pay the Registration Expenses in connection therewith, shall not be counted towards that maximum number of Compulsory Registration Statements.

     (g) Priority on Compulsory Registration. With respect to any Compulsory Registration, if the managing underwriter or underwriters to which such Compulsory Registration relates, advise the selling Holders in writing that the total amount of Registrable Securities and equity securities requested to be included pursuant to Section 4(d) will in the aggregate materially and adversely affect the success of such Underwritten Offering, then: (i) first, the amount of equity securities requested to be included pursuant to Section 4(d) will be reduced to zero if necessary (pro rata among Thoratec and such other holders on the basis of the amount of such equity securities to be included therein by Thoratec and each such holder) and (ii) second, the amount of Registrable Securities of all Holders who have requested to have Registrable Securities included in the Compulsory Registration will be reduced, pro rata among such Holders on the basis of the amount of such Registrable Securities requested to be included therein by each such Holder, so that, after such reduction, there will be included in such Underwritten Offering the amount of Registrable
Securities that, in the written opinion of such managing underwriter or underwriters, can be sold without materially and adversely affecting the success of the Underwritten Offering.

     5. Piggyback Registration. If, on or before the fifth anniversary of the Effective Date, Thoratec at any time proposes to file a registration statement with respect to any class of its equity securities, whether for its own account
(other  than  in  connection   with  the   Compulsory   Registration   Statement
contemplated by Section 4 or a registration statement on Form S-4 or S-8 (or any successor or substantially similar form), or for the account of a holder of securities of Thoratec pursuant to demand registration rights granted by Thoratec to such holder (a "Requesting Securityholder"), or for the registration of securities for sale by Thoratec on a continuous or delayed basis pursuant to Rule 415, then Thoratec shall give written notice of such proposed filing to all Holders at least 20 days before the anticipated filing date of such registration statement. That notice shall offer to all Holders the opportunity to have any or all of the Registrable Securities held by the Holders included in that registration statement. Each Holder desiring to have its Registrable Securities registered under this Section 4 shall so advise Thoratec in writing within 15 days after the date of receipt of such notice (which request shall set forth the amount of Registrable Securities for which registration is requested). Thoratec shall use its commercially reasonable efforts to include in that registration statement all the Registrable Securities so requested to be included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed public offering advises Thoratec in writing that the total amount or kind of securities which the Holders, Thoratec and any other Persons (the "Other Holders") intend to be included in such proposed public offering is sufficiently large to materially and adversely affect the success of such proposed public offering, then the amount or kind of securities to be offered for the accounts of Holders and Other Holders shall be reduced as follows: (i) if such Registration Statement is a primary registration on behalf of Thoratec, Thoratec will include in such registration (A) first, all securities to be offered by Thoratec and (B) second, up to the full amount of securities requested to be included in such registration by the Holders and the Requesting
Securityholders   having  contractual  rights  to  include  securities  in  such underwritten  offering  (allocated  pro rata among the  Holders  and  Requesting
Securityholders   having  contractual  rights  to  include  securities  in  such underwritten offering on the basis of the amount of securities requested to be included therein by each such Holder or Requesting Securityholder), so that the total amount of securities to be included in such offering is the full amount that, in the written opinion
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of such managing underwriter or underwriters, can be sold without materially and adversely affecting the success of such offering; and (ii) if such Registration Statement is an underwritten secondary registration on behalf of such Requesting Securityholders, Thoratec will include in such registration: (A) first, all securities of such Requesting Securityholders requested to be included therein and (B) second, up to the full amount of securities requested to be included in such registration by the Holders and other persons (allocated pro rata among such Holders and such other persons on the basis of the amount of securities requested to be included therein by each such Holder or other person), so that the total amount of securities to be included in such offering is the full
amount,   that  in  the  written   opinion  of  such  managing   underwriter  or
underwriters, can be sold without materially and adversely affecting the success of the offering. Anything to the contrary in this Agreement notwithstanding, Thoratec may withdraw or postpone a registration statement referred to in this
Section 5 at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective without obligation to any Holder. In addition, this Section 5 is subject to Section 6(c). If an offering in connection with which a Requesting Securityholder is entitled to registration under this Section 5 is an underwritten offering, any Requesting Securityholder whose Registrable Securities are included in the Registration Statement shall, unless otherwise agreed by Thoratec, offer and sell the Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to this Agreement, on the same terms and conditions as other shares of Common Stock included in the underwritten offering.

     6. Registration Procedures.

     (a) General. Subject to Sections 7(b) and (c), in connection with Thoratec's registration obligations pursuant to Sections 3 and 4 and, to the extent applicable, Section 5, Thoratec shall:

          (i) prepare and file with the SEC: (A) a new Registration Statement or such amendments and post-effective amendments to an existing Registration Statement as may be necessary to keep the Registration Statement effective for the time period set forth herein, and (B) any amendments and post-effective amendments to any Shelf Registration Statement, any Prospectus and any supplements to any Prospectus included in any Shelf Registration Statement, as may be requested by any Holder of Registrable Securities to reflect (1) any changes to the plan of distribution contained in the Prospectus included in such Shelf Registration Statement or (2) the identity of any transferee of Registrable Securities, provided that, as soon as practicable, but in no event later than three Business Days before filing any Registration Statement, any related Prospectus or any amendment or supplement thereto, other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the SEC subsequent to the filing of such Registration Statement, Thoratec shall furnish to the Holders of the Registrable Securities covered by the Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed;

          (ii) notify the selling Holders of Registrable Securities and the managing underwriters, if any, promptly: (A) when a new Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to any new Registration Statement or post-effective amendment, when it has become effective, (B) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (C) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (D) if there is a misstatement or omission of a material fact in any Registration Statement, Prospectus or any document incorporated therein by reference or if any event occurs that requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading; providedthat upon any occurrence specified in clauses (B), (C) or (D) Thoratec shall use its reasonable best efforts to, at the earliest practicable date, obtain a withdrawal of any stop order, the lifting of any suspension of the qualification or exemption from qualification or amend the Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading;

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          (iii)  if  reasonably   requested  by  the  managing   underwriter  or
     underwriters or a Holder of Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Holders of a majority of the Registrable Securities being sold in such Underwritten Offering agree should be included therein relating to the sale of the Registrable Securities including, without limitation, information with respect to the total number of shares of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such Prospectus supplement or post-effective amendment;

          (iv) furnish to each selling Holder of Registrable Securities and each managing underwriter, if any, without charge, as many conformed copies as may reasonably be requested of the then effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (v) deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the then effective Prospectus (including each Prospectus subject to completion) and any amendments or supplements thereto as such Persons may reasonably request;

          (vi) use commercially reasonable efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder of Registrable Securities or underwriter reasonably requests in writing, provided that Thoratec will not be required to: (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (vi), (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

          (vii) otherwise use commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders earnings statements satisfying Section 11(a) of the Securities Act;

          (viii) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.;

          (ix) subject to the proviso in paragraph (vi) above, cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the selling Holders or the underwriters, if any, to complete the disposition of such Registrable Securities (other than as may be required by the governmental agencies or authorities of any foreign jurisdiction and other than as may be required by a law applicable to a selling Holder by reason of its own activities or business other than the sale of Registrable Securities);

          (x) cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates will not bear any restrictive legends; and cause such certificates to be in such denominations and registered in such names as the selling Holders or managing underwriters, if any, shall request; and

          (xi) to the extent requested by the Holders of Registrable Securities in connection with a proposed Underwritten Offering, but in no event more than once in any twelve month period commencing on the date of the immediately preceding request. (A) execute and deliver an underwriting
     agreement  containing   customary  terms,   including  without  limitation,
     appropriate  restrictions on Thoratec's ability to issue or sell any shares
     of  its  Common  Stock  or  securities   convertible   or   exercisable  or
     exchangeable therefor and any requirement, to the extent permitted by the applicable Thoratec stock option plans or other agreements, to enforce available restrictions on the ability of any option holder to exercise options
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     or on any stockholder to sell any shares of Thoratec  Common Stock,  (B) to the extent reasonably necessary to facilitate the success of any such Underwritten Offering, make available the appropriate executive officers of
     Thoratec  for  due   diligence   and   drafting   sessions  and  road  show
     presentations in connection with such Underwritten Offering and (C) prepare and file with the SEC a Current Report on Form 8-K with such underwriting agreement attached as an exhibit thereto. Within 120 days of the execution of this Agreement, Thoratec will obtain agreements from each of its executive officers and directors to execute and deliver an agreement
     imposing   customary   restrictions   (not   exceeding  90  days  from  the
     commencement of the Underwritten Offering) on such executive officer's or director's ability to sell any shares of Thoratec Common Stock beneficially owned, if requested by the managing underwriter of any such Underwritten Offering. Thoratec will require any newly hired or appointed executive officer or director to enter into a similar agreement upon the commencement of employment or term as a director. If, in connection with such Underwritten Offering, Thoratec is not selling any securities, TCA will pay
     all   out-of-pocket   expenses  of  Thoratec   related  to  any  road  show
     presentation.

     As a condition precedent to the participation in any registration hereunder, Thoratec may require each selling Holder of Registrable Securities as to which such registration is being effected to furnish to
     Thoratec such reasonable information regarding such Person and the distribution of such securities as Thoratec may from time to time request.

     (b) Discontinuance. Each Holder of Registrable Securities shall, upon receipt of any notice from Thoratec of the happening of any event of the kind described in Section 6(a)(ii), forthwith discontinue disposition of Registrable Securities pursuant to the then current Registration Statement until: (A) such Holder is advised in writing by Thoratec that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act or (B) such Holder receives copies of any required supplemented or amended Prospectus, or until such Holder is advised in writing by Thoratec that the use of the Registration Statement may be resumed. If Thoratec shall have given any such notice during a period when a Compulsory Registration is in effect, Thoratec shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during which any such disposition of Registrable Securities is discontinued pursuant to this Section 6(b). If so directed by Thoratec, on the happening of such event, each Holder will deliver to Thoratec (at Thoratec's expense) all copies, other than permanent file copies then in such Holder's possession, of the Registration Statement covering such Registrable Securities at the time of receipt of such notice.

     (c) Selection of Underwriter. The investment banker or investment bankers and manager or managers that will manage any Compulsory Registration will be selected by Thoratec, subject to approval of the selling Holders holding a majority of the Registrable Securities covered by the Compulsory Registration Statement that gave the original Compulsory Notice in connection with such Compulsory Registration, which approval shall not be unreasonably withheld.

     7. Certain Limitations on Registration Rights.

     (a) Hold-Back Election. In the case of the registration of any underwritten primary offering initiated by Thoratec (other than any registration by Thoratec on Form S-4 or Form S-8 (or any successor or substantially similar form, and other than in connection with (i) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or an acquisition of any securities or assets of another entity, or (ii) a dividend reinvestment plan) or any underwritten secondary offering initiated at the request of a Requesting Securityholder, each Holder that includes
Registrable Securities therein agrees not to effect any public sale or distribution of securities of Thoratec, except as part of such underwritten registration, during the period beginning 15 days prior to the expected date of execution of an underwriting agreement relating to such underwritten offering and ending 90 days after such closing date (or such shorter period as may be agreed to between the underwriters thereof and Thoratec or any other security holder of Thoratec selling securities in such offering). The parties acknowledge that the expected date of execution of an underwriting agreement shall be made in the good faith determination of the managing underwriter of such offering and communicated in writing to such Holders.

     (b)  Material  Development  Condition.  With  respect  to any  Registration
Statement filed or to be filed pursuant to Section 3, if Thoratec determines that, in its good faith judgment, it would (because of the existence of, or in anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, stock repurchase or other development involving Thoratec or any subsidiary, or the unavailability for reasons substantially beyond Thoratec's control of any required financial statements) require public disclosure by Thoratec of material non-public information that is not included in such Registration Statement and that immediate disclosure of such information would be seriously detrimental to Thoratec (a "Material Development Condition"), Thoratec shall, notwithstanding any other provisions of this Agreement, be entitled, upon the giving of a written notice that a Material Development Condition has occurred (a "Delay Notice") from Thoratec to any Holder of Registrable Securities included or to be included in such Registration
Statement: (i) to cause sales of Registrable Securities by such Holder pursuant to such Registration Statement to cease, or (ii) if no such Registration Statement has yet been filed or declared effective, to delay the filing or effectiveness of any such Registration Statement until, in the good faith judgment of Thoratec, such Material Development Condition no longer exists (notice of which Thoratec shall promptly deliver to any Holder of Registrable Securities with respect to which any such Registration Statement has been filed). Notwithstanding the foregoing: (A) in no event may such cessation or delay (I) be for a period of more than 60 consecutive days from the giving of the Delay Notice to a Holder with respect to the Material Development Condition, as above provided, and (II) exceed 90 days in the aggregate in any 12 month period and the Shelf Registration Period with respect to such Holder and Registrable Securities shall be extended by the number of days during the Shelf Registration Period that such Holder is required to refrain from selling Registrable Securities.

     (c) Limitation on Piggyback Registration Rights. Anything to the contrary contained in this Agreement notwithstanding, when, in the opinion of reputable outside securities counsel for Thoratec, the registration of the Registrable Securities is not required by the Securities Act in connection with a proposed sale of such Registrable Securities, the Holders shall have no rights pursuant to Section 5 to request a piggyback registration in connection with such proposed sale and Thoratec shall promptly provide to the transfer agent and the Holder's or Holders' broker or brokers in connection with any sale transaction an opinion to that effect.

     8. Registration Expenses. All expenses incident to Thoratec's performance of or compliance with this Agreement including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations, or the obtaining of exemptions therefrom, of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants, securities acts liability insurance (if Thoratec elects to obtain such insurance), fees and expenses of any special experts retained by Thoratec in connection with any registration fees and expenses of other Persons retained by Thoratec and reasonable fees and expenses of one counsel for all selling Holders (all such expenses being referred to as "Registration Expenses") shall be borne by Thoratec, provided that Registration Expenses shall not include any fees and expenses of more than one counsel for the Holders, the expenses of any special audit or accounting review (other than a review or audit of Thoratec's year-end financial statements), out-of-pocket expenses incurred by the Holders and underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities.

     9. Indemnification.

     (a)  Indemnification  by  Thoratec.   Thoratec  shall  indemnify  and  hold
harmless, to the full extent permitted by law, but without duplication, each Holder of Registrable Securities, and each Person who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of a material fact in, or any omission of a material fact required to be stated in, any Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Thoratec or to any underwriters by any

Holder expressly for use therein. Thoratec shall also indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each Person who controls such underwriters (within the meaning of the Securities Act), to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities, if so requested.

     (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to Thoratec in writing such information and affidavits as Thoratec reasonably requests for use in connection with any such Registration Statement or Prospectus and shall indemnify and hold harmless, to the full extent permitted by law, but without duplication, Thoratec, its officers, directors, stockholders, employees, advisors and agents, and each Person who controls Thoratec (within the meaning of the Securities
Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of material fact in, or any omission of a material fact required to be stated in, any Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder to Thoratec specifically for inclusion therein. In no event will the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

     (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel of such indemnifying party's choice, provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in (but not control) the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless: (A) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified Person in a timely manner or (B) in the reasonable judgment of any such indemnified Person, based upon the advice of outside securities counsel, a potential conflict of interest exists between such indemnified Person and the indemnifying party with respect to such claim (in which case, if the indemnified Person notifies the indemnifying party in writing that such indemnified Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified Person). The indemnifying party will not be subject to any liability for any settlement made without its written consent. No indemnified Person will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term given by the claimant or plaintiff to such indemnified Person of a release from all liability in respect of such claim. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel for all Persons indemnified by such indemnifying party with respect to such claim.

     (d)  Contribution.  If for any reason the  indemnification  provided for in
Section 8(a) or Section 8(b) is unavailable to an indemnified Person or insufficient to hold it harmless as contemplated by Section 8(a) and 8(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified Person, but also the relative fault of the indemnifying party and the indemnified Person, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the indemnifying party or parties on the one hand, or the indemnified Person or Persons on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations.

     10. Participation in Underwritten Registrations. No Person may participate in any Underwritten Offering hereunder unless such Person: (i) agrees to sell such Person's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and signs all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and in form and substance approved by Thoratec. Nothing in this Section 10 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

     11. Options. The parties acknowledge that TEC has issued options to purchase 66,700 shares of issued and outstanding Common Stock of TCA owned by TEC. Upon consummation of the Merger, these options will become exercisable for shares of Thoratec Common Stock. TEC agrees not to issue any additional securities exercisable for or convertible into shares of TCA Common Stock. Thoratec acknowledges that if the options are exercised, the shares of Thoratec Common Stock issuable upon exercise of the options will not be subject to this Agreement.

     12. Amendments. This Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions may not be given, unless Thoratec has obtained the written consent of the Holders of a majority of the Registrable Securities then outstanding.

     13. Waivers. Any failure of TEC or another Holder, on one hand, or Thoratec, on the other hand, to comply with any provision of this Agreement may be waived by Thoratec or TEC or that Holder, respectively, only by a written instrument signed by the party granting the waiver, but that waiver or the failure to insist upon strict compliance with that provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     14. Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally, by overnight courier or similar means or sent by facsimile with written confirmation of receipt, to the parties at the addresses specified below or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt. Any such notice shall be effective upon receipt, if personally delivered, or on the next business day following transmittal, if sent by confirmed facsimile. Notices shall be delivered as follows:

          (a) If to a Holder other than TEC, at the most current address given by that Holder to Thoratec, in accordance with this Section 14.

          (b) if to Thoratec, to:

           Thoratec Laboratories Corporation
           6035 Stoneridge Drive
           Pleasanton, California 94588
           Telephone: (925) 847-8600
           Facsimile: (925) 847-8625
           Attention: D. Keith Grossman

           with a copy to:

           Heller Ehrman White & McAuliffe LLP
           2500 Sand Hill Road, Suite 100
           Menlo Park, California 94025
           Telephone: (650) 234-4200
           Facsimile: (650) 234-4299
           Attention: August J. Moretti, Esq.

          (c) If to TEC, to:

              Thermo Electron Corporation
          81 Wyman Street
          Waltham, Massachusetts 02454
          Telephone: (781) 622-1198
          Facsimile: (781) 622-1283
          Attention: Seth Hoogasian

          with copies to:

          Hale and Dorr LLP
          60 State Street
          Boston, Massachusetts 02109
          Telephone: (617) 526-6000
          Facsimile: (617) 526-5000
          Attention: Jay E. Bothwick, Esq.

     15. Successors and Assigns. This Agreement may not be assigned by TEC to any Person, provided that TEC may assign rights under this Agreement to any Person to whom it simultaneously sells or otherwise transfers Registrable Securities then representing more than 5% of the Voting Power of Thoratec. "Voting Power" for this purpose has the same meaning that it has in the Shareholder Agreement that was signed with the Merger Agreement. Any such assignment shall not be effected unless and until the assignee assumes in writing all the obligations under this Agreement that correspond to the rights being assigned to that assignee, as determined in good faith by Thoratec. This Agreement shall be binding upon any successor to Thoratec (including any entity issuing securities in exchange for the Registrable Securities).

     16. Governing Law. This Agreement shall be governed by the laws of the State of California without reference to its principles of conflicts of law.

     17.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     18. Severability. If any provision of this Agreement should be finally determined to be invalid, illegal or unenforceable in any respect against a party hereto, it shall be adjusted if possible to effect the intention of the parties. In any event, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such final determination shall have been made.

     19. Headings. The section headings in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement. The word "including" shall mean "including without limitation."

     20.  Entire  Agreement.  This  Agreement,  the  Merger  Agreement  and  the
Shareholder Agreement referenced previously embody the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement.

     21. Additional Actions. From time to time, at either party's request and without further consideration, the other party hereto (and any Holder in addition to TEC) shall execute and deliver such additional documents and take such other actions as may be necessary or desirable to effectuate this Agreement.

     22. Representation of Counsel. Each party to this Agreement has been represented by counsel during the preparation and negotiation of this Agreement, and therefore waives any rule of construction that would construe ambiguities against the party drafting this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          THORATEC LABORATORIES CORPORATION

                                          By:     /s/ D. KEITH GROSSMAN
                                            ------------------------------------
                                          Name: D. Keith Grossman
                                          Title:  President and Chief Executive
                                          Officer

                                          THERMO ELECTRON CORPORATION

                                          By:   /s/ THEO MELAS-KYRIAZI
                                          --------------------------------------
                                          Name: Theo Melas-Kyriazi
                                          Title:  Chief Financial Officer